EXHIBIT 10.3


                           THE SPORTS AUTHORITY, INC.

                          TARGET SUPPLEMENTAL EXECUTIVE
                                 RETIREMENT PLAN


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                           THE SPORTS AUTHORITY, INC.
                  TARGET SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, it is in the best interest of The Sports Authority, Inc. and its Affiliates (the "Corporation") to retain a select group of competent and loyal management personnel; and

WHEREAS, Congress has from time to time limited the amounts of retirement benefits available to the more highly compensated employees in relationship to their pay; and

WHEREAS, the Corporation finds that it is in its best interest to supplement the retirement pay of a select group of management personnel who might otherwise receive less retirement pay than their counterparts, and to retain equity among the Corporation's management personnel;

NOW THEREFORE, the Corporation hereby establishes the following Target Supplemental Executive Retirement Plan effective January 1, 1996 ("Effective Date"):


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                                    ARTICLE I
                                   DEFINITIONS

1.1 AFFILIATE. "Affiliate" means an entity that is a wholly-owned subsidiary of The Sports Authority, Inc.

1.2 AVERAGE COMPENSATION. "Average Compensation" means the result obtained by dividing the total Compensation of a Participant during the considered period by three (3). The considered period shall be the three (3) complete calendar years out of the last five (5) complete calendar years of the Participant's Service in which the Participant received the highest amount of Compensation from the Corporation.

1.3 BENEFICIARY. "Beneficiary" means a person or entity designated by the Participant under the terms of the Plan to receive any amounts distributable under the Plan upon the death of the Participant.

1.4 BOARD OF DIRECTORS. "Board of Directors" means the Board of Directors of The Sports Authority, Inc.

1.5 CHANGE IN CONTROL. "Change in Control" means the first to occur of any of the following events:


         (a) the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities representing more than 20% of the combined voting power of the Corporation is acquired by any "person," as defined in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation), or

         (b) the shareholders of the Corporation approve a definitive agreement to merge or consolidate the Corporation with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

         (c) during any period of three consecutive years, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period).

1.6      CODE. "Code" means the Internal Revenue Code of 1986, as amended.

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1.7      COMPENSATION. "Compensation" means a Participant's gross base salary and bonus (without reduction for any bonus foregone pursuant to Section 6(d) of the Annual Incentive Bonus Plan) during a complete calendar year.

1.8 COMPENSATION COMMITTEE. "Compensation Committee" means the persons who are from time to time serving as members of the Compensation Committee of the Corporation's Board of Directors.

1.9 CORPORATION. "Corporation" means The Sports Authority, Inc. and any of its Affiliates (a) whose participation in the Plan has been approved by the Board of Directors, and (b) which by action of its own board of directors shall have adopted the Plan.

1.10 DISABILITY. "Disability" means a physical or mental impairment which prevents the Participant from continuing to perform the functions of an Officer for the Corporation.

1.11 EARLY RETIREMENT. "Early Retirement" means the Participant's termination of any employment relationship with the Corporation or any legal successor before age sixty-five (65), but after completing seven
         (7) or more Years of Vesting Service.

1.12 EARLY RETIREMENT DATE. "Early Retirement Date" means the first day of the calendar month coincident with or following the Early Retirement of the Participant.

1.13 EFFECTIVE DATE. "Effective Date" means the date as of which the Plan is effective, which is January 1, 1996.

1.14 ELIGIBLE SPOUSE. "Eligible Spouse" means the person to whom the Participant is legally married at the time of the Participant's death.

1.15 LATE RETIREMENT. "Late Retirement" means the Participant's termination of any employment relationship with the Corporation or any legal successor after Normal Retirement.

1.16 LATE RETIREMENT DATE. "Late Retirement Date" means the first day of the calendar month coincident with or following the Participant's Late Retirement.

1.17 NORMAL RETIREMENT. "Normal Retirement" means the Participant's termination of any employment relationship with the Corporation or any legal successor at age sixty-five (65).

1.18 NORMAL RETIREMENT DATE. "Normal Retirement Date" means the first day of the calendar month coincident with or immediately following the Normal Retirement of the Participant.

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1.19     OFFICER. "Officer" means an officer of the Corporation at the level of Vice President or above.

1.20 PARTICIPANT. "Participant" means any Officer of The Sports Authority, Inc. Participant shall also include any Officer of an Affiliate designated by the Compensation Committee of the Board of Directors to participate in the Plan. Jack A. Smith and Arnold Sedel will be excluded from active participation in the Plan, and will only be entitled to benefits payable under Section 4.9.

1.21 PLAN. "Plan" means The Sports Authority, Inc. Target Supplemental Executive Retirement Plan set forth in this document, as amended from time to time.

1.22     PLAN YEAR. "Plan Year" means calendar year.

1.23 PRESENT VALUE EQUIVALENCY. "Present Value Equivalency" means the conversion of the benefit to a certain annuity, where the certain period equals twenty (20) years plus the period of time the benefit starts before Normal Retirement Date. The basis for discounting future payments and converting the payment duration will be the average interest rate on 20-year Treasury Constant Maturities for the three (3) calendar months prior to the month of benefit commencement.

1.24 PRESENT VALUE EQUIVALENT. "Present Value Equivalent" means a lump sum amount equal to the present value of a certain annuity.. The basis for discounting future payments will be the average interest on a 20-year Treasury Constant Maturities for the three (3) calendar months prior to the month of benefit payment

1.25 SERVICE. "Service" means employment with the Corporation while an employee is an Officer.

1.26 TRUST. "Trust" means the "rabbi trust," which may be entered into in conjunction with the Plan.

1.27 YEAR OF BENEFIT SERVICE. "Year of Benefit Service" means any calendar year in which an Officer earns one thousand (1,000) or more hours of Service; provided, however, that Years of Benefit Service shall not include any period of Service prior to June 1, 1990, and will be limited to a maximum of twenty (20) years.

1.28 YEAR OF VESTING SERVICE. "Year of Vesting Service" means any calendar year in which an Officer earns one thousand (1,000) or more hours of Service.

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                                   ARTICLE II
                                   ELIGIBILITY

         Officers of The Sports Authority, Inc. who are among a select group of management and highly compensated employees shall, unless otherwise provided herein participate in the Plan. Officers of any Affiliate who are among a select group of management and highly compensated employees, and who are selected at the discretion of the Board of Directors, may participate in the Plan. An Officer who becomes a Participant shall remain a Participant unless and until the Board of Directors or the Compensation Committee determines that the Officer is no longer designated to participate in the Plan. Such action shall be effective as of the later of: (i) the date such action is taken; or
         (ii) its effective date. An Officer whose status as a Participant is revoked shall be entitled only to any benefits to which he or she is entitled under Article IV.

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                                   ARTICLE III
                                     VESTING

A Participant shall vest in his or her benefit on the earlier of the
Participant's:

         (a)      attainment of age sixty-five (65);

         (b)      completion of seven (7) Years of  Vesting Service; or

         (c)      death or Disability.

In the case of a Change in Control, each Participant shall become immediately fully vested in his or her benefit under the Plan.

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                                   ARTICLE IV
                               RETIREMENT BENEFIT

4.1 CALCULATION OF RETIREMENT BENEFIT. Upon Normal Retirement or Late Retirement from the Corporation, a Participant shall be entitled to receive an annual benefit under the Plan beginning on the Participant's Normal Retirement Date, or Late Retirement Date if applicable, and ending after two hundred and forty (240) monthly payments. The amount of the benefit under this Section 4.1 shall be equal to one and three-quarters percent (1 3/4%) of a Participant's Average Compensation, multiplied by Years of Benefit Service up to twenty (20) years.

4.2 EARLY RETIREMENT. Upon Early Retirement from the Corporation, a Participant shall be entitled to receive the same benefit calculated under Section 4.1 payable at the Participant's Normal Retirement Date (or at an earlier date at the request of the Participant and granted solely in the discretion of the Compensation Committee) in a reduced amount using the Present Value Equivalency, payable until the Participant attains age eighty-five (85)).

4.3 DISABILITY BENEFIT. Upon the Disability of the Participant, the Participant shall be entitled to a benefit calculated in accordance with Section 4.1 payable at the Participant's Normal Retirement Date (or at an earlier date at the request of the Participant made at any time before Normal Retirement Date in a reduced amount using the Present Value Equivalency). If a Participant does not receive his or her benefit commencing immediately under this Section 4.3, continued Years of Benefit Service will continue to be recognized, up to the earlier of the Participant's Normal Retirement Date, or the date the Participant's benefit commences in determining the Participant's benefit under Section 4.1.

4.4      DEATH BENEFIT.

         (a) If death occurs prior to the Participant's benefit commencement date, the Corporation shall pay to the Participant's designated Beneficiary a benefit calculated in accordance with Section 4.1 payable commencing on the Participant's Normal Retirement Date (or at an earlier date at the request of the designated Beneficiary made at any time before Normal Retirement Date in a reduced amount using the Present Value Equivalency).

         (b) If death occurs while the Participant is receiving his benefit under the Plan, his Beneficiary shall continue to receive his monthly benefits for the period of time that the Participant would have received his or her benefit if he or she were still alive.

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4.5      TIMING AND FORM OF PAYMENT.

         (a) A Participant shall receive his or her benefit under the Plan in monthly payments.

         (b) A Beneficiary receiving a death benefit under Section 4.4 may request a Present Value Equivalent in lieu of monthly payments.

         (c) At any time and without consent of the Participant or Beneficiary, the Participant's benefit may be paid in the form of a Present Value Equivalent in lieu of monthly payments at the discretion of the Board of Directors; provided, however, no Board member may vote on his or her own payout form.

4.6 UNUSUAL PAYOUTS. In the event any circumstance should occur which results in taxation to a Participant on his or her benefit prior to commencement of benefit payments, a distribution of part of the benefit will be allowed that is sufficient to provide for the required taxes.

4.7      DESIGNATION OF BENEFICIARY.

         (a) The Participant shall file with the Compensation Committee a designation of one or more Beneficiaries to whom the benefit under the Plan will be payable in the event of the Participant's death prior to receipt of his or her entire benefit. The designation will be effective upon receipt by the Compensation Committee of a properly executed form which the Compensation Committee has approved for that purpose.

         (b) From time to time, a Participant may change his or her Beneficiary by written notice to the Compensation Committee, and upon such change, the rights of all previously designated Beneficiaries to receive any benefits under the Plan shall cease.

         (c) If there is no valid designation of a Beneficiary on file with the Compensation Committee at the time of the Participant's death, or if all of the Beneficiaries designated in the Beneficiary designation have predeceased the Participant, the Beneficiary will be the Participant's Eligible Spouse if the Eligible Spouse survives the Participant, or otherwise the Participant's estate.

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4.8      Benefit due to Service with Prior Parent Company. Certain Officers earned supplemental retirement benefits while the Corporation was a wholly owned subsidiary of Kmart Corporation. The liability for these benefits has become an obligation of the Corporation.

         In addition to any amount payable under the preceding provisions of this Plan, any Officer listed on Exhibit A of this Plan shall be entitled to the benefit so listed.

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                                    ARTICLE V
                            EVENTS CAUSING FORFEITURE

5.1 TERMINATION OF EMPLOYMENT. Termination of employment for any reason prior to the Participant's vesting under Article III will cause the Participant and all Beneficiaries under the Plan to forfeit any unvested interest in the Plan.

5.2 FORFEITURE FOR CAUSE. If the Compensation Committee finds, after full consideration of the facts presented on behalf of both the Corporation and a former Participant, that the Participant was discharged by the Corporation for fraud, embezzlement, theft, commission of a felony, or for proven dishonesty in the course of his or her employment by the Corporation which damaged the Corporation, the entire benefit under the Plan will be forfeited. The decision of the Compensation Committee as to the cause of a former Participant's discharge and the damage done to the Corporation will be final. No decision of the Compensation Committee will affect the finality of the discharge of the Participant by the Corporation in any manner.

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                                   ARTICLE VI
                                 ADMINISTRATION

6.1 POWERS OF THE COMPENSATION COMMITTEE. The Compensation Committee will have the responsibility for the general administration of the Plan according to the terms and provisions of the Plan and will have all powers necessary to accomplish those purposes, including, but not by way of limitation, the right, power and authority:

         (a) to make rules and regulations for the administration of the Plan which are not inconsistent with its terms and provisions;

         (b) to construe all terms, provisions, conditions and limitations of the Plan, and its construction of the Plan will be final as to all parties;

         (c) to correct any defect, supply any omission or reconcile any inconsistency that may appear in the Plan in the manner and to the extent it deems expedient to carry the Plan into effect and its judgment in those matters will be final as to all parties;

         (d) to delegate by written notice those clerical and recordation duties of the Compensation Committee, as it deems necessary or advisable for the proper and efficient administration of the Plan.

                  No member of the Board of Directors or the Compensation Committee shall be liable for any action taken or determination made in good faith with respect to the Plan.

6.2 CONFLICT OF INTEREST. A member of the Compensation Committee who is also a Participant shall not vote or act on any matter relating solely to himself or herself.

6.3 CLAIMS PROCEDURE. The Compensation Committee shall make all determinations as to the right of any person to a benefit. If any application for payment of a benefit under the Plan shall be denied, the Compensation Committee shall notify the claimant within ninety (90) days of such denial setting forth the specific reason therefor and afford such claimant a reasonable opportunity for a full and fair review of the decision denying his or her claim. Notice of such denial shall set forth, in addition to the specific reasons for the denial, reference to pertinent provisions of the Plan, such additional information as may be relevant to denial of the claim, an explanation of the claims review procedure and advice that such claimant may request the opportunity to review pertinent Plan documents and

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         submit a statement of issues and comments. Within sixty (60) days following advice of denial of his or her claim, upon request made by any claimant for a review of such denial, the Compensation Committee shall take appropriate steps to review its decision in light of any further information or comments submitted by such claimant. The Compensation Committee may, in its discretion, hold a hearing at which such claimant shall be entitled to present the basis of his or her claim for review and at which he may be represented by counsel. The Compensation Committee shall render a decision within sixty (60) days after claimant's request for review (which may be extended to 120 days if circumstances so require) and shall advise claimant in writing of its decision on such review, specifying its reasons and identifying appropriate provisions of the Plan.

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                                   ARTICLE VII
                          AMENDMENT AND/OR TERMINATION

7.1 AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors may amend or terminate the Plan at any time by an instrument in writing.

7.2 NO RETROACTIVE EFFECT ON ACCRUED BENEFITS. No amendment or termination of the Plan shall adversely affect the rights of any Participant or Beneficiary to the benefit provided under the Plan previously accrued by the Participant without his or her consent. However, the Board of Directors shall retain the right at any time to change in any manner the benefit provided in Article IV, but only as to accruals after the date of the amendment.

7.3 EFFECT OF TERMINATION. If the Plan is terminated, no further benefit under the Plan will accrue. The Plan benefit accrued to the date of termination will be payable under the conditions, at the time and in the form then provided in the Plan.

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                                  ARTICLE VIII
                              CORPORATE OBLIGATION

         The Corporation shall pay the benefits due the Participants under the Plan. It is specifically recognized by both the Corporation and the Participants that the Plan is only an unsecured corporate commitment and that each Participant must rely upon the general credit of the Corporation for the fulfillment of its obligations hereunder. Under all circumstances, the rights of Participants to any asset held by the Corporation will be no greater than the rights expressed in the Plan. Nothing contained in the Plan will constitute a guarantee by the Corporation that the assets of the Corporation will be sufficient to pay any benefits under the Plan or would place the Participant in a secured position ahead of general creditors of the Corporation. Though the Corporation may establish a Trust to accumulate assets to fulfill its obligations, the Plan and any such trust will not create any lien, claim, encumbrance, right, title or other interest of any kind whatsoever of any Participant in any asset held by the Corporation, contributed to any such trust or otherwise designated to be used for payment of any of its obligations created in the Plan. No policy or other specific asset of the Corporation has been or will be set aside, or will in any way be transferred to any trust or will be pledged in any way for the performance of the Corporation's obligations under the Plan which would remove the policy or asset from being subject to the general creditors of the Corporation.

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                                   ARTICLE IX
                                  MISCELLANEOUS

9.1      LIMITATION OF RIGHTS. Nothing in the Plan will be construed:

         (a) to give a Participant any right with respect to any benefit except in accordance with the terms of the Plan;

         (b) to limit in any way the right of the Corporation to terminate a Participant's employment with the Corporation at any time;

         (c) to evidence any agreement or understanding, expressed or implied, that the Corporation will employ a Participant in any particular position or for any particular remuneration; or

         (d) to give a Participant or any other person claiming through him any interest or right under the Plan other than that of any unsecured general creditor of the Corporation.

9.2 DISTRIBUTIONS TO INCOMPETENTS OR MINORS. Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Corporation is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those funds for the benefit of the minor or incompetent in any manner the Compensation Committee determines in its sole discretion.

9.3 NONALIENATION OF BENEFITS. No right or benefit provided in the Plan will be transferable by the Participant except, upon his or her death, to a named Beneficiary as provided in the Plan. No right or benefit under the Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge (except as provided in Section 206(d)(3) of the Employee Retirement Income Security Act of 1974 relating to domestic relations orders), and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No right or benefit under the Plan will in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.

9.4 RESPONSIBILITY FOR DISTRIBUTIONS AND WITHHOLDING OF TAXES. The Compensation Committee will furnish information to the Corporation, concerning the amount and form of distribution to any Participant entitled to a distribution so that the Corporation may make or cause the Trust to make the distribution required. It will also calculate the deductions from the amount of the benefit paid under the Plan for any taxes required to be withheld by federal, state or local government based on the Participant's instructions, and will cause them to be withheld.

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9.5      RELIANCE UPON INFORMATION. No member of the Board of Directors or the
         Compensation Committee shall be liable for any decision or action taken in good faith in connection with the administration of the Plan. Without limiting the generality of the foregoing, any decision or action taken by the Board of Directors or the Compensation Committee when it relies upon information supplied it by any officer of the Corporation, the Corporation's legal counsel, the Corporation's actuary, the Corporation's independent accountants or other advisors in connection with the administration of the Plan will be deemed to have been taken in good faith.

9.6 SEVERABILITY. If any term, provision, covenant or condition of the Plan is held to be invalid, void or otherwise unenforceable, the rest of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated.

9.7 NOTICE. Any notice or filing required or permitted to be given to the Compensation Committee or a Participant will be sufficient if in writing and hand delivered or sent by U. S. mail to the principal office of the Corporation or to the residential mailing address of the Participant. Notice will be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.

9.8 GENDER. Whenever any words are used in the Plan in the masculine, feminine, or neuter gender, they are to be construed as though they were also used in another gender in all cases where they would so apply.

9.9 GOVERNING LAW. The Plan will be construed, administered and governed in all respects by the laws of the State of Delaware to the extent they are not preempted by Federal law.

9.10     EFFECTIVE DATE. The Plan will be operative and effective on January 1,
         1996.

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                                    EXHIBIT A

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Name                                         Monthly Benefit Payable at Age 65
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Jack A. Smith                                         $2,220.15
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Richard Lynch                                          $371.54
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Arnold Sedel                                           $127.92
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Roy Cohen                                              $15.49
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